As Filed With The Securities And Exchange Commission On August 4, 2009
Registration No. 333-133223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MERRILL LYNCH LIFE INSURANCE COMPANY
(Exact Name Of Registrant As Specified In Its Charter)
Arkansas
(state or other jurisdiction of incorporation or organization)
6312
(primary standard industrial classification code number)
91-1325756
(I.R.S. Employer Identification No.)
14333 Edgewood Road, NE
Cedar Rapids, IA 52499-0001
(800) 346-3677
(Address including zip code, and telephone number, including area code of registrant’s principal executive office)
Darin D. Smith
4333 Edgewood Road, NE
Cedar Rapids, IA 52499-0001
(Address including zip code, and telephone number, including area code of agent for service)
Copy to:
Mary E. Thornton, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004-2415
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☑	Smaller reporting company ☐
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 33-58303, 33-26322, 33-46827, 33-52254 and 33-60290.

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-133223) (the “Registration Statement”) is being filed by Merrill Lynch Life Insurance Company to deregister all of its modified guaranteed annuity contracts and participating interests therein that are registered on the Registration Statement that have not yet been sold through the Registration Statement as of the effective date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on this 4th day of August, 2009.

Signatures	Title
* Lon J. Olejniczak	Director and President
* Robert R. Frederick	Director and Senior Vice President
* John T. Mallett	Director and Vice President
* Ronald L. Ziegler	Director and Senior Vice President
* Karen Alvarado	Director and Assistant Vice President
* Eric J. Martin	Vice President and Corporate Controller
/s/ James Purvis James Purvis	Vice President, Treasurer and Chief Financial Officer
/s/ Darin D. Smith Darin D. Smith	Vice President and Assistant Secretary
*By: Darin D. Smith — Attorney-in-Fact pursuant to Powers of Attorney (Powers of Attorney for Lon K. Olejniczak, Robert R. Frederick, John T. Mallett, Ronald L. Ziegler and Eric J. Martin are incorporated by reference to Exhibit 24.1 to the Registrant’s Annual Report on Form 10-K, File Nos. 33-26322, 33-46827, 33-52254, 33-60290, 33-58303, 333-33863, 333-133223, and 333-133225, filed March 27, 2008 and Power of Attorney for Karen Alvarado is incorporated by reference to Exhibit 24.2 to the Registrant’s Annual Report on Form 10-K, File Nos. 33-26322, 33-46827, 33-52254, 33-60290, 33-58303, 333-33863, 333-133223, and 333-133225, filed March 26, 2009)